2012 Chairman's Annual Report Remarks

--Hello, I'm Scott Trumbull, Chairman and Chief Executive of Franklin Electric.
--2012 was another excellent year for our Company. Due to the efforts of Franklin people worldwide, we again achieved record sales and earnings and provided attractive returns for our shareowners.
--[Chart 1] Sales revenues were up in both our Water and Fueling Segments.
--[Chart 2] Our operating income and our operating income margins increased sharply, as did our earnings per share.
--[Chart 3] Our return on invested capital increased to just under 20% and is superior to the returns generated by our major, publicly-reporting competitors.
--We remain in a strong position to capitalize on strategic opportunities with a net debt-to-capital ratio of only 9%.
--With our strong balance sheet, we made higher dividend payments to our shareowners.
--[Chart 4] Our total annual shareowner return in 2012 was 39%,
--[Chart 5] and over the past three years it has averaged 29%.
--While our consistently strong past financial performance has been rewarding for our shareowners, we are particularly pleased that our Company is well positioned to capitalize on several major opportunities that will drive our growth into the future.
--First, over the past 10 years we have focused on building our sales base in developing regions, where large and growing populations and rising per capita incomes are causing the demand for water and fueling products to grow rapidly.
--[Chart 6] In 2012 our sales in developing regions accounted for 36% of our total sales, and grew organically by around 13%, excluding the impact of foreign currency translation.
--[Chart 7] While we have grown rapidly over the past 10 years, we are aware that our share of the addressable market in developing regions is less than 15%, so we still have a lot of opportunities to grow.

--To pursue these opportunities, we are developing new products that are specifically designed to meet the needs of customers in developing regions; we are expanding our distribution footprint by bringing on new distributor partners in Asia, Latin America, the Middle East, Africa, and eastern Europe; and we continue to pursue opportunities to acquire companies that will complement our water and fueling product lines while increasing our access to these growing markets.
--Another important growth opportunity for our Company is electronic drives and controls for water and fuel pumping applications. As the cost of electronic components has consistently declined over time and the performance and durability of these devices has improved, our customers are increasingly interested in using them to protect, control, and monitor their pump and motor installations. Last year for example, the demand for drives in groundwater pumping applications in North America grew by 20%.
--Today, Franklin is the North American industry leader in drives for groundwater pumping applications.
--We reinforced our leadership position in 2012 with the acquisition of Cerus Industrial. Cerus, which has been renamed Franklin Control Systems, is a technical leader in the production of drives, starters, and control panels for high horsepower water pumping and HVAC applications.
--This acquisition will broaden our product base and reinforce our technical leadership in this large and rapidly growing product category.
--Finally, our most important growth opportunity is continuing to capitalize on the ability of Franklin people worldwide to develop innovative new products. Perhaps the best recent example of capitalizing on this ability is our new artificial lift system for pumping groundwater and hydrocarbon liquids out of oil and gas wells.
--By combining our expertise in submersible motors, progressive cavity pumps, and electronic drives, we have been able to develop a superior and proprietary artificial lift system for oil and gas well deliquification. We estimate that the global market for these lift systems is more than $500 million per year.
--We completed the beta test phase for this development at the end of 2012 and we are now implementing qualification installations with oil and gas well operators in North America, Australia, and Africa. We believe that upstream oil and gas will develop into a sizeable new market for us as these qualification installations confirm the advantages of our system.
--While this is an exciting opportunity, it only serves as an example of the capacity of Franklin people to identify our customers' unmet needs and create innovative solutions. We have other exciting opportunities at various stages of development for applications such as solar-powered pumping, agricultural irrigation, building water pressure control, fuel management, and residential wastewater transfer.

--So I'm pleased to report that 2012 was another year of progress for Franklin Electric. We move into 2013 with momentum and we're excited by the opportunities we have to continue expanding our Company.
--Thank you for your interest in Franklin Electric.

Chart 1

2012 SALES REVENUES
(in Millions)
$900
$700
$500
$300
$100
715.0
176.3
891.3
WATER
FUELING
CONSOLIDATED
2012
2011

Chart 2

OPERATING INCOME
(in Millions)
$120
$100
$80
$60
$40
64.0
93.4
113.0
2010
2011
2012

EARNINGS PER SHARE
$3.50
$3.00
$2.50
$2.00
$1.50
1.65
2.65
3.46
2010
2011
2012

Chart 3

RETURN ON AVERAGE INVESTED CAPITAL
2012
19.8%
2011
19.2%
2010
16.6%
*Operating Income after non-GAAP adjustments / equity + net debt

Chart 4

2012 TOTAL ANNUAL

SHAREHOLDER RETURN

39%

Chart 5

2010-2012 AVERAGE ANNUAL SHAREHOLDER RETURN

29%

Chart 6

2012 TOTAL SALES
36%
TOTAL SALES
DEVELOPING MARKETS

Chart 7

OPPORTUNITY FOR GROWTH IN DEVELOPING REGIONS

<15%
ADDRESSABLE MARKET
DEVELOPING MARKET SHARE